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                                  EXHIBIT 23.1
               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Gilead Sciences, Inc. for the registration of 3,033,928 shares of its common stock and to the incorporation by reference therein of our reports (a) dated January 21, 1999, with respect to the consolidated financial statements of Gilead Sciences, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 1998, and (b) dated March 1, 1999, except for Note 2, as to which the date is July 29, 1999, with respect to the supplemental consolidated financial statements and related supplemental financial statement schedule of Gilead Sciences, Inc. included in the current report on form 8-K of Gilead Sciences, Inc. filed with the Securities and Exchange Commission on September 15, 1999.

                                        /s/ ERNST & YOUNG LLP

Palo Alto, California
September 15, 1999